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                                    EXHIBIT 10.19

                                        [LOGO]







September 5, 1995

Kathy Simon, Manager
Mid-Peninsula Bank
1313 Laurel Street
San Carlos, Ca. 94070

REF:  Lease Adjustment

Dear Kathy,

In accordance with the terms and conditions of the Lease Agreement dated November 30, 1993, the monthly rent shall be adjusted as follows:

                           $4,118.10 Current Rent
                               70.00 CPI @ 1.7% increase
                               29.00 Taxes @ 22.26% of $1,563.60
                                               (per 94-95 tax bill)
                           ---------
                           $4,217.10 New Monthly Rent

Commencing October 1, 1995, your new monthly rent shall be $4,217.10. Please have your accounting office note their records accordingly.

Thank you,




/s/ Sia Bakhtiari
Sia Bakhtiari
President